CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference, into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of Daily Money Fund: Capital
Reserves: Money Market Portfolio, Capital Reserves: U.S. Government Portfolio, Capital Reserves: Municipal Money Market Portfolio, (report dated August 24, 1995) and Money Market Portfolio: Initial Class, U.S. Treasury Portfolio: Initial Class, U.S. Treasury Portfolio: Class B (report dated August 25, 1995) relating to the financial statements and financial highlights included in the July 31, 1995 Annual Reports to Shareholders of Capital Reserves: Money Market Portfolio, Capital Reserves: U.S. Government Portfolio, Capital Reserves: Municipal Money Market Portfolio, Money Market
Portfolio: Initial Class, U.S. Treasury Portfolio: Initial Class, U.S. Treasury Portfolio: Class B.
We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statements of Additional Information.
/s/COOPERS & LYBRAND L.L.P.
COOPERS & LYBRAND L.L.P.
Dallas, Texas
November 29.1995